                                                                     EXHIBIT 5.1




                                       February 5, 1998



Corporate Office Properties Trust
One Logan Square, Suite 1105
Philadelphia, Pennsylvania  19103

Ladies and Gentlemen:

     We have acted as counsel for Corporate Office Properties Trust (the "Trust") in connection with the Registration Statement on Form S-4 (the "Registration Statement"), filed by the Trust with the Securities and Exchange Commission (the "Commission") for registration under the Securities Act of 1933, as amended (the "Securities Act"), of common shares of beneficial interest, par value $0.01 per share (the "Common Shares"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Statement.

     In connection therewith, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of the Declaration of Trust and Bylaws of the Trust, resolutions of the Board of Trustees of the Trust with respect to the filing of the Registration Statement and such other documents as we have deemed necessary or appropriate for the purpose of rendering this opinion.

     In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact, we have relied upon representations of officers of the Trust.

     Based upon the foregoing examination, information supplied and assumptions, it is our opinion that the Common Shares have been duly authorized by all necessary action of the Trust and when the Common Shares have been issued and delivered in exchange for shares of Common Stock in accordance with the terms of Merger Agreement, such Common Shares will be validly issued, fully paid and non-assessable.

     We are attorneys admitted to practice in the State of New York. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the laws of the State of New York. With respect to matters of Maryland law, we have relied, without independent investigation, upon the opinion of Ballard Spahr Andrews & Ingersoll, a copy of which is attached hereto.

     We hereby consent to the reference to our firm in the Registration Statement under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.

                                       Very truly yours,

                                       /s/ CAHILL GORDON & REINDEL

                                       February 5, 1998

Corporate Office Properties Trust
One Logan Square, Suite 1105
Philadelphia, Pennsylvania 19103

               Re:  Corporate Office Properties Trust
                    Registration Statement on Form S-4


Ladies and Gentlemen:

    We have served as Maryland counsel to Corporate Office Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to 2,341,083 common shares (the "Shares") of beneficial interest, $.01 par value per share, of the Company ("Common Shares"), to be issued by the Company in connection with the mergers (the "Mergers") of (a) Corporate Office
Properties Trust, Inc., a Minnesota corporation (the "Minnesota
Corporation"), with and into COPT, Inc., a Maryland corporation and a wholly-owned subsidiary of the Minnesota Corporation (the "Maryland Corporation"), and (b) the Maryland Corporation with and into the Company, both pursuant to the Agreement and Plan of Merger, dated as of January 31, 1998 (the "Merger Agreement"), by and among the Company, the Minnesota Corporation and the Maryland Corporation, as described in the above-referenced
Registration Statement, under the Securities Act of 1933, as amended (the
"1933 Act"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

    In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

    1. The Registration Statement in the form in which it was transmitted to the Securities and Exchange Commission (the "Commission") on February 5, 1998, including the related form

Corporate Office Properties Trust
February 5, 1998
Page 2

of Proxy Statement and Prospectus (the "Proxy Statement/Prospectus") included therein;

     2. The Declaration of Trust of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Bylaws of the Company, certified as of a recent date by its Secretary;

     4. Resolutions adopted by the Board of Trustees, or a duly authorized committee thereof, of the Company relating to (i) the authorization, sale, issuance and registration of the Shares and (ii) the approval of the Merger Agreement, certified as of a recent date by the Secretary of the Company;

     5.  The Merger Agreement;

     6. A certificate of the SDAT, as of a recent date, as to the good standing of the Company;

     7. A certificate executed by an officer of the Company, dated the date hereof; and

     8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

     1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

Corporate Office Properties Trust
February 5, 1998
Page 3


     4. All Documents submitted to us as originals are authentic. The form and content of the Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no oral or written modifications or amendments to the Documents, by action or omission of the parties or otherwise.

     5. All shares of stock of the Minnesota Corporation issued and outstanding immediately prior to the Merger are duly authorized, validly issued, fully paid and non-assessable.

     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. The Shares have been duly and validly authorized and, when and if issued in accordance with the resolutions of the Board of Trustees of the Company authorizing their issuance and with the Merger Agreement, will be duly and validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

Corporate Office Properties Trust
February 5, 1998
Page 4



      This opinion is being furnished to you for your submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Cahill Gordon Reindel, counsel to the Company) without, in each instance, our prior written consent.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                       Very truly yours,